Exhibit 99.1

              Equinix Reports Third Quarter 2007 Results


    -- Increased revenues to $103.8 million, a 13% increase over the previous quarter and a 41% increase over the same quarter last year

    -- Increased quarterly EBITDA, a non-GAAP financial measure, to $40.6 million, a 15% increase over the previous quarter

    -- Raised 2007 annual revenue guidance to $416.0 to $417.5 million and EBITDA guidance to $153.0 to $154.0 million

    --  Raised 2008 annual revenue guidance to $625.0 to $640.0 million and EBITDA guidance to $240.0 million to $250.0 million

    -- Opened greenfield expansion IBX in the Chicago metro area in October, its third IBX center in the region

    FOSTER CITY, Calif.--(BUSINESS WIRE)--Oct. 30, 2007--Equinix, Inc. (Nasdaq:EQIX), the leading provider of network-neutral data centers and Internet exchange services, today reported quarterly results for the period ended September 30, 2007.

    Revenues were $103.8 million for the third quarter, a 13% increase over the previous quarter and a 41% increase over the same quarter last year, including approximately $5.5 million of revenues from Europe as a result of the IXEurope acquisition that closed on September 14, 2007. Recurring revenues, consisting primarily of colocation, interconnection and managed services, were $99.3 million, a 13% increase over the prior quarter and a 42% increase over the same quarter last year. Non-recurring revenues were $4.5 million in the quarter.

    Cost of revenues were $62.9 million for the third quarter, including $878,000 of stock-based compensation, a 13% increase over the previous quarter and a 28% increase over the same quarter last year, including cost of revenues of $4.0 million from Europe. Cost of revenues, excluding depreciation, amortization, accretion and stock-based compensation of $22.7 million, were $40.2 million for the third quarter, a 19% increase over the previous quarter and a 35% increase over the same quarter last year. Cash gross margins, defined as gross profit less depreciation, amortization, accretion and stock-based compensation, divided by revenues, for the quarter were 61%, down from 63% the previous quarter and up from 60% the same quarter last year. On a same IBX basis (defined as IBX centers which have been available for new customer installs for at least four full quarters), cash gross margins were 65%.

    Selling, general and administrative expenses were $34.8 million for the third quarter, including $9.6 million of stock-based compensation, a 4% increase from the previous quarter and a 33% increase over the same quarter last year, including selling, general and administrative expenses of $2.0 million from Europe. Selling, general and administrative expenses, excluding depreciation, amortization and stock-based compensation of $11.9 million, were $22.9 million for the third quarter, a 1% increase over the previous quarter and a 20% increase over same quarter last year.

    Net income for the third quarter was $4.1 million, including stock-based compensation expense of $10.5 million. This represents basic net income per share of $0.13 and diluted net income per share of $0.12 based on a weighted average share count of 31.7 million and
33.1 million, respectively.

    EBITDA, defined as income or loss from operations before depreciation, amortization, accretion, stock-based compensation expense and restructuring charges, for the third quarter was $40.6 million, up from $35.3 million the previous quarter and up from $24.9 million the same quarter last year.

    "Equinix continued to deliver strong results across all areas of the business," said Steve Smith, CEO of Equinix. "As we look into 2008, the business has never been better and we intend to fully capitalize on the strong market fundamentals and our solid execution to maximize our global market leadership position."

    Capital expenditures in the third quarter were $88.9 million, of which $5.0 million was attributed to ongoing capital expenditures and $83.9 million was attributed to expansion capital expenditures. This result is less than expected, as certain capital expenditures attributed to expansion projects will move into the fourth quarter. In addition, the Company spent $65.0 million on real estate acquisition activities in the Silicon Valley and $541.7 million on the IXEurope acquisition, net of cash acquired, in the third quarter.

    The Company generated cash from operating activities of $48.7 million as compared to $38.1 million in the previous quarter. Cash used in investing activities was $718.2 million as compared to $157.4 million in the previous quarter with the increase largely attributed to the IXEurope acquisition.

    As of September 30, 2007, the Company's cash, cash equivalents and investments were $436.4 million, as compared to $324.0 million at the end of the previous quarter. This included net proceeds attributed to its $750.0 million concurrent underwritten public offering of 4,211,939 shares of common stock and the 3.00% Convertible Subordinated Notes due 2014, which closed on September 26, 2007 offset in part by the costs attributed to the IXEurope acquisition.

    Other Company Developments & Metrics

    -- On a same IBX basis (defined as IBX centers which have been available for new customer installs for at least four full quarters), revenues were $97.1 million; cost of revenues were $53.9 million; cost of revenues, excluding depreciation, amortization, accretion and stock-based compensation, were $34.3 million and cash gross margins for the quarter were 65%

    -- On a weighted average basis, and excluding the impact of the IXEurope acquisition, the number of cabinets billing was approximately 20,100 representing an approximate utilization rate of 78%

    -- U.S. interconnection service revenues were 21% of U.S. revenues for the quarter. Interconnection services represent approximately 18% of total worldwide revenues. We expect interconnection revenue to decline to 15% to 16% of total worldwide revenues as the full quarter impact of IXEurope revenues is reflected in the Company's results in the fourth quarter.

    Business Outlook

    As previously announced, for the full year of 2007, total revenues are expected to be in the range of $416.0 to $417.5 million, including approximately $38.0 million anticipated from Europe. Total year cash gross margins are expected to be approximately 62%, including approximately $6.9 million of net cash costs attributed to its expansion IBXs. EBITDA for the year is expected to be between $153.0 and $154.0 million. Capital expenditures for 2007 are expected to be $405.0 to $415.0 million, including approximately $46.0 million of ongoing capital expenditures and approximately $30.0 million of capital expenditures related to Europe. Expansion capital expenditures are for the build outs of the Frankfurt, London, Paris, Singapore, Tokyo, Washington, D.C., and Chicago expansions opened this year, as well as the announced expansions in London, Los Angeles, New York, Silicon Valley and Washington D.C. metro areas.

    For the full year of 2008, total revenues are expected to be in the range of $625.0 to $640.0 million, including $150.0 to $160.0 million anticipated from Europe. EBITDA for the year is expected to be between $240.0 and $250.0 million, including $42.0 to $50.0 million anticipated from Europe. Capital expenditures for 2008 are expected to be in a range of $300.0 to $310.0 million, comprised of approximately $45.0 million of ongoing capital expenditures, including $15.0 million related to Europe, and $255.0 to $265.0 million of expansion capital expenditures, including $50.0 million related to Europe.

    The Company will discuss its results and guidance on its quarterly conference call on Tuesday, October 30, 2007, at 5:30 p.m. EDT (2:30 p.m. PDT). To hear the conference call live, please dial 1-210-839-8500 (domestic and international) and reference the pass code (EQIX). A simultaneous live Webcast of the call will be available over the Internet at www.equinix.com, under the Investor Relations heading. A replay of the call will be available beginning on Tuesday, October 30, 2007 at 7:30 p.m. EDT (4:30 p.m. PDT) by dialing 1-203-369-1656. In addition, the Webcast will be available on the Company's Web site at www.equinix.com. No password is required for either method of replay.

    About Equinix

    Equinix is the leading global provider of network-neutral data center and interconnection services, offering premium colocation, traffic exchange and outsourced IT infrastructure solutions. Global enterprises, content companies, systems integrators and network service providers look to Equinix Internet Business Exchange (IBX(R)) centers for world-class reliability and network diversity. Equinix IBX centers serve as critical, core hubs for IP networks and Internet operations worldwide. With 36 IBX centers located in 17 strategic markets across North America, Europe and Asia-Pacific, Equinix enables customers to reliably operate their mission-critical infrastructure on a global basis.

    This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the challenges of acquiring, operating and constructing IBX centers and developing, deploying and delivering Equinix services; unanticipated costs or difficulties relating to the integration of IXEurope into Equinix; a failure to receive significant revenue from customers in recently built out data centers; failure to complete any financing arrangements contemplated from time to time; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; the results of any litigation relating to past stock option grants and practices; and other risks described from time to time in Equinix's filings with the Securities and Exchange Commission. In particular, see Equinix's recent quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

    Equinix and IBX are registered trademarks of Equinix, Inc.
Internet Business Exchange is a trademark of Equinix, Inc.

    Non-GAAP Financial Measures

    Equinix continues to provide all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, Equinix uses non-GAAP financial measures, such as non-GAAP revenues, EBITDA, cash cost of revenues, cash gross margins, cash operating expenses (also known as cash selling, general and administrative expenses or cash SG&A), non-GAAP net income (loss), free cash flow and adjusted free cash flow to evaluate its operations. In presenting these non-GAAP financial measures, Equinix excludes certain non-cash or non-recurring items that it believes are not good indicators of the Company's current or future operating performance. These non-cash or non-recurring items are a non-recurring revenue adjustment with respect to 2006 results, depreciation, amortization, accretion, stock-based compensation, restructuring charges and, with respect to 2006 results, the gain on Honolulu IBX sale, and with respect to 2007 results, the loss from conversion and extinguishment of debt. Recent legislative and regulatory changes encourage use of and emphasis on GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors. Equinix excludes these non-cash or non-recurring items in order for Equinix's lenders, investors, and industry analysts who review and report on the Company, to better evaluate the Company's operating performance and cash spending levels relative to its industry sector and competitor base.

    Equinix excludes depreciation expense as these charges primarily relate to the initial construction costs of our IBX centers and do not reflect our current or future cash spending levels to support our business. Our IBX centers are long-lived assets, and have an economic life greater than ten years. The construction costs of our IBX centers do not recur and future capital expenditures remain minor relative to our initial investment. This is a trend we expect to continue. In addition, depreciation is also based on the estimated useful lives of our IBX centers. These estimates could vary from actual performance of the asset, are based on historic costs incurred to build out our IBX centers, and are not indicative of current or expected future capital expenditures. Therefore, Equinix excludes depreciation from its operating results when evaluating its operations.

    In addition, in presenting the non-GAAP financial measures, Equinix excludes amortization expense related to certain intangible assets, as it represents a cost that may not recur and is not a good indicator of the Company's current or future operating performance. Equinix excludes accretion expense, both as it relates to its asset retirement obligations as well as its accrued restructuring charge liabilities, as these expenses represent costs, which Equinix believes are not meaningful in evaluating the Company's current operations. Equinix excludes non-cash stock-based compensation expense as it represents expense attributed to stock awards that have no current or future cash obligations. As such, we, and our investors and analysts, exclude this stock-based compensation expense when assessing the cash generating performance of our operations. Equinix excludes restructuring charges from its non-GAAP financial measures. The restructuring charges relate to the Company's decision to exit leases for excess space adjacent to several of our IBX centers, which we do not intend to build out now or in the future. With respect to its 2006 results, Equinix reports non-GAAP revenues and excludes the gain on Honolulu IBX sale. Non-GAAP revenues exclude a revenue adjustment recorded in the fourth quarter of 2006 in connection with our adoption of Staff Accounting Bulletin No. 108, which is a one-time adjustment and will not recur. The gain on Honolulu IBX sale represents a unique transaction for the Company and future sales of IBX centers are not expected. The Honolulu market was not considered a core, strategic market for the Company. With respect to its 2007 results, Equinix excludes the loss from conversion and extinguishment of debt as this activity is not typical for the company. Management believes such items as restructuring charges, the gain on the sale of an IBX center and the loss from conversion and extinguishment of debt are unique transactions that are not expected to recur, and consequently, does not consider these items as a normal component of expenses or income related to current and ongoing operations.

    Our management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. However, we have presented such non-GAAP financial measures to provide investors with an additional tool to evaluate our operating results in a manner that focuses on what management believes to be our core, ongoing business operations. Management believes that the inclusion of these non-GAAP financial measures provide consistency and comparability with past reports and provide a better understanding of the overall performance of the business and its ability to perform in subsequent periods. Equinix believes that if it did not provide such non-GAAP financial information, investors would not have all the necessary data to analyze Equinix effectively.

    Investors should note, however, that the non-GAAP financial measures used by Equinix may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. In addition, whenever Equinix uses such non-GAAP financial measures, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

    Equinix does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, accretion, net income (loss) from operations, cash generated from operating activities and cash used in investing activities, and as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data. Equinix intends to calculate the various non-GAAP financial measures in future periods consistent with how it was calculated for the three and nine months ended September 30, 2007 and 2006, presented within this press release.



                            EQUINIX, INC.
 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP PRESENTATION
               (in thousands, except per share detail)
                             (unaudited)

                           Three Months Ended       Nine Months Ended
                      ---------------------------- -------------------
                      September   June   September September September
                         30,      30,       30,       30,       30,
                        2007      2007      2006     2007      2006
                      --------- -------- --------- --------- ---------

Recurring revenues    $ 99,288  $87,904   $69,918  $268,078  $196,759
Non-recurring
 revenues                4,494    3,933     3,808    12,650    10,384
                      --------- -------- --------- --------- ---------
  Revenues             103,782   91,837    73,726   280,728   207,143

Cost of revenues        62,891   55,609    49,137   171,265   138,045
                      --------- -------- --------- --------- ---------
    Gross profit        40,891   36,228    24,589   109,463    69,098
                      --------- -------- --------- --------- ---------

Operating expenses:
  Sales and marketing    9,630    8,520     7,502    27,602    23,180
  General and
   administrative       25,182   24,854    18,631    72,122    53,486
  Restructuring
   charges                   -      407     1,527       407     1,527
                      --------- -------- --------- --------- ---------
    Total operating
     expenses           34,812   33,781    27,660   100,131    78,193
                      --------- -------- --------- --------- ---------

Income (loss) from
 operations              6,079    2,447    (3,071)    9,332    (9,095)
                      --------- -------- --------- --------- ---------

Interest and other
 income (expense):
  Interest income        3,309    5,082     1,724    10,340     5,065
  Interest expense      (5,662)  (5,986)   (3,604)  (15,240)  (10,820)
  Other income
   (expense)             3,167     (129)       53     3,168      (164)
  Loss on conversion
   and extinguishment
   of debt              (2,554)       -         -    (5,949)        -
                      --------- -------- --------- --------- ---------
    Total interest
     and other, net     (1,740)  (1,033)   (1,827)   (7,681)   (5,919)
                      --------- -------- --------- --------- ---------

Net income (loss)
 before income taxes
 and cumulative
 effect of a change
 in accounting
 principle               4,339    1,414    (4,898)    1,651   (15,014)

  Income taxes            (215)    (197)     (270)     (766)     (870)
                      --------- -------- --------- --------- ---------
Net income (loss)
 before cumulative
 effect of a change
 in accounting
 principle               4,124    1,217    (5,168)      885   (15,884)

  Cumulative effect
   of a change in
   accounting
   principle                 -        -         -         -       376
                      --------- -------- --------- --------- ---------
Net income (loss)     $  4,124  $ 1,217   $(5,168) $    885  $(15,508)
                      ========= ======== ========= ========= =========

Net income (loss) per
 share:

  Basic net income
   (loss) per share   $   0.13  $  0.04   $ (0.18) $   0.03  $  (0.55)
                      ========= ======== ========= ========= =========

  Diluted net income
   (loss) per share   $   0.12  $  0.04   $ (0.18) $   0.03  $  (0.55)
                      ========= ======== ========= ========= =========

  Shares used in
   computing basic
   net income (loss)
   per share            31,683   31,126    28,743    30,845    28,356
                      ========= ======== ========= ========= =========

  Shares used in
   computing diluted
   net income (loss)
   per share            33,112   32,671    28,743    32,339    28,356
                      ========= ======== ========= ========= =========


----------------------------------------------------------------------

Non-GAAP net income
 (loss) (1)           $ 17,167  $11,669   $ 3,244  $ 38,273  $  9,559
                      ========= ======== ========= ========= =========

  (1) Non-GAAP net income (loss) excludes stock-based compensation, restructuring charges and loss on debt conversion and extinguishment as follows:

      Net income
       (loss)         $  4,124  $ 1,217   $(5,168) $    885  $(15,508)
      Stock-based
       compensation     10,489   10,045     6,885    31,032    23,540
      Restructuring
       charges               -      407     1,527       407     1,527
      Loss on
       conversion and
       extinguishment
       of debt           2,554        -         -     5,949         -
                      --------- -------- --------- --------- ---------
        Non-GAAP net
         income
         (loss)       $ 17,167  $11,669   $ 3,244  $ 38,273  $  9,559
                      ========= ======== ========= ========= =========




                            EQUINIX, INC.
     CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - NON-GAAP
                             PRESENTATION
                            (in thousands)
                             (unaudited)

                          Three Months Ended        Nine Months Ended
                     ----------------------------- -------------------
                     September   June    September September September
                        30,       30,       30,       30,       30,
                       2007      2007      2006      2007      2006
                     --------- --------- --------- --------- ---------

Recurring revenues   $ 99,288  $ 87,904  $ 69,918  $268,078  $196,759
Non-recurring
 revenues               4,494     3,933     3,808    12,650    10,384
                     --------- --------- --------- --------- ---------
  Revenues (1)        103,782    91,837    73,726   280,728   207,143

Cash cost of
 revenues (2)          40,240    33,739    29,738   105,910    81,855
                     --------- --------- --------- --------- ---------
    Cash gross
     profit (3)        63,542    58,098    43,988   174,818   125,288
                     --------- --------- --------- --------- ---------

Cash operating
 expenses (4):
  Cash sales and
   marketing
   expenses(5)          7,283     6,862     5,864    20,834    17,488
  Cash general and
   administrative
   expenses (6)        15,620    15,925    13,197    45,656    36,000
                     --------- --------- --------- --------- ---------
    Total cash
     operating
     expenses (7)      22,903    22,787    19,061    66,490    53,488
                     --------- --------- --------- --------- ---------

EBITDA (8)           $ 40,639  $ 35,311  $ 24,927  $108,328  $ 71,800
                     ========= ========= ========= ========= =========

Cash gross margins
 (9)                       61%       63%       60%       62%       60%
                     ========= ========= ========= ========= =========

EBITDA flow-through
 rate (10)                 45%       44%       17%       51%       46%
                     ========= ========= ========= ========= =========

--------------------

 (1)The geographic split of our revenues is presented below:

    U.S. revenues    $ 83,685  $ 78,250  $ 63,654  $234,461  $178,394
    Asia-Pacific
     revenues          14,643    13,587    10,072    40,813    28,749
    Europe revenues     5,454         -         -     5,454         -
                     --------- --------- --------- --------- ---------
      Revenues       $103,782  $ 91,837  $ 73,726  $280,728  $207,143
                     ========= ========= ========= ========= =========

    Revenues on a services basis is presented below:

    Colocation       $ 75,282  $ 65,641  $ 51,678  $200,682  $145,235
    Interconnection    18,798    17,653    13,862    53,171    38,310
    Managed
     infrastructure     4,830     4,285     4,066    13,214    12,045
    Rental                378       325       312     1,011     1,169
                     --------- --------- --------- --------- ---------
      Recurring
       revenues        99,288    87,904    69,918   268,078   196,759
    Non-recurring
     revenues           4,494     3,933     3,808    12,650    10,384
                     --------- --------- --------- --------- ---------
      Revenues       $103,782  $ 91,837  $ 73,726  $280,728  $207,143
                     ========= ========= ========= ========= =========

    New IBX centers are IBX centers which have not been available for customer installs for at least four full quarters. Revenues on a same IBX versus new IBX basis is presented below:

    Same IBX centers $ 97,073  $ 80,470  $ 71,572  $255,020  $202,292
    New IBX centers     6,709    11,367     2,154    25,708     4,851
                     --------- --------- --------- --------- ---------
      Revenues       $103,782  $ 91,837  $ 73,726  $280,728  $207,143
                     ========= ========= ========= ========= =========

 (2)We define cash cost of revenues as cost of revenues less depreciation, amortization, accretion and stock-based compensation as presented below:

    Cost of revenues $ 62,891  $ 55,609  $ 49,137  $171,265  $138,045
    Depreciation,
     amortization
     and accretion
     expense          (21,773)  (20,866)  (18,735)  (62,336)  (53,805)
    Stock-based
     compensation
     expense             (878)   (1,004)     (664)   (3,019)   (2,385)
                     --------- --------- --------- --------- ---------
      Cash cost of
       revenues      $ 40,240  $ 33,739  $ 29,738  $105,910  $ 81,855
                     ========= ========= ========= ========= =========

    The geographic split of our cash cost of revenues is presented below:

    U.S. cash cost
     of revenues     $ 30,677  $ 27,899  $ 25,154  $ 85,074  $ 68,417
    Asia-Pacific
     cash cost of
     revenues           6,536     5,840     4,584    17,809    13,438
    Europe cash cost
     of revenues        3,027         -         -     3,027         -
                     --------- --------- --------- --------- ---------
      Cash cost of
       revenues      $ 40,240  $ 33,739  $ 29,738  $105,910  $ 81,855
                     ========= ========= ========= ========= =========

    New IBX centers are IBX centers which have not been available for customer installs for at least four full quarters. Cost of revenues and cash cost of revenues on a same IBX versus new IBX basis is presented below:

    Same IBX
     centers-cash
     cost of
     revenues        $ 34,285  $ 25,884  $ 26,422  $ 86,015  $ 73,747
    Same IBX
     centers-
     depreciation,
     amortization
     and accretion
     expense           18,905    15,948    16,445    50,738    48,410
    Same IBX
     centers-stock-
     based
     compensation
     expense              751       880       632     2,637     2,353
                     --------- --------- --------- --------- ---------
      Same IBX
       centers cost
       of revenues     53,941    42,712    43,499   139,390   124,510
                     --------- --------- --------- --------- ---------

    New IBX centers-
     cash cost of
     revenues           5,955     7,855     3,316    19,895     8,108
    New IBX centers-
     depreciation,
     amortization
     and accretion
     expense            2,868     4,918     2,290    11,598     5,395
    New IBX centers-
     stock-based
     compensation
     expense              127       124        32       382        32
                     --------- --------- --------- --------- ---------
      New IBX
       centers cost
       of revenues      8,950    12,897     5,638    31,875    13,535
                     --------- --------- --------- --------- ---------

        Cost of
         revenues    $ 62,891  $ 55,609  $ 49,137  $171,265  $138,045
                     ========= ========= ========= ========= =========

 (3)We define cash gross profit as revenues less cash cost of revenues (as defined above).

 (4)We define cash operating expenses as operating expenses less depreciation, amortization and stock-based compensation. We also refer to cash operating expenses as cash selling, general and administrative expenses or "cash SG&A".

 (5)We define cash sales and marketing expenses as sales and marketing expenses less depreciation, amortization and stock-based compensation as presented below:

    Sales and
     marketing
     expenses        $  9,630  $  8,520  $  7,502  $ 27,602  $ 23,180
    Depreciation and
     amortization
     expense             (298)      (15)      (15)     (328)      (45)
    Stock-based
     compensation
     expense           (2,049)   (1,643)   (1,623)   (6,440)   (5,647)
                     --------- --------- --------- --------- ---------
      Cash sales and
       marketing
       expenses      $  7,283  $  6,862  $  5,864  $ 20,834  $ 17,488
                     ========= ========= ========= ========= =========

 (6)We define cash general and administrative expenses as general and administrative expenses less depreciation, amortization and stock-based compensation as presented below:

    General and
     administrative
     expenses        $ 25,182  $ 24,854  $ 18,631  $ 72,122  $ 53,486
    Depreciation and
     amortization
     expense           (2,000)   (1,531)     (836)   (4,893)   (1,978)
    Stock-based
     compensation
     expense           (7,562)   (7,398)   (4,598)  (21,573)  (15,508)
                     --------- --------- --------- --------- ---------
     Cash general
      and
      administrative
      expenses       $ 15,620  $ 15,925  $ 13,197  $ 45,656  $ 36,000
                     ========= ========= ========= ========= =========

 (7)Our cash operating expenses, or cash SG&A, as defined above, is presented below:

    Cash sales and
     marketing
     expenses        $  7,283  $  6,862  $  5,864  $ 20,834  $ 17,488
    Cash general and
     administrative
     expenses          15,620    15,925    13,197    45,656    36,000
                     --------- --------- --------- --------- ---------
      Cash SG&A      $ 22,903  $ 22,787  $ 19,061  $ 66,490  $ 53,488
                     ========= ========= ========= ========= =========

    The geographic split of our cash operating expenses, or cash SG&A, is presented below:

    U.S. cash SG&A   $ 17,565  $ 19,328  $ 16,261  $ 53,964  $ 44,187
    Asia-Pacific
     cash SG&A          3,953     3,459     2,800    11,141     9,301
    Europe cash SG&A    1,385         -         -     1,385         -
                     --------- --------- --------- --------- ---------
      Cash SG&A      $ 22,903  $ 22,787  $ 19,061  $ 66,490  $ 53,488
                     ========= ========= ========= ========= =========

 (8)We define EBITDA as income (loss) from operations less depreciation, amortization, accretion, stock-based compensation expense and restructuring charges as presented below:

    Income (loss)
     from operations $  6,079  $  2,447  $ (3,071) $  9,332  $ (9,095)
    Depreciation,
     amortization
     and accretion
     expense           24,071    22,412    19,586    67,557    55,828
    Stock-based
     compensation
     expense           10,489    10,045     6,885    31,032    23,540
    Restructuring
     charges                -       407     1,527       407     1,527
                     --------- --------- --------- --------- ---------
      EBITDA         $ 40,639  $ 35,311  $ 24,927  $108,328  $ 71,800
                     ========= ========= ========= ========= =========

    The geographic split of our EBITDA is presented below:

    U.S. income
     (loss) from
     operations      $  6,386  $  1,246  $ (3,967) $  8,000  $ (9,619)
    U.S.
     depreciation,
     amortization
     and accretion
     expense           20,175    20,626    18,607    60,240    52,892
    U.S. stock-based
     compensation
     expense            8,882     8,744     6,072    26,776    20,990
    U.S.
     restructuring
     charges                -       407     1,527       407     1,527
                     --------- --------- --------- --------- ---------
      U.S. EBITDA      35,443    31,023    22,239    95,423    65,790
                     --------- --------- --------- --------- ---------

    Asia-Pacific
     income (loss)
     from operations      312     1,201       896     1,951       524
    Asia-Pacific
     depreciation,
     amortization
     and accretion
     expense            2,584     1,786       979     6,005     2,936
    Asia-Pacific
     stock-based
     compensation
     expense            1,258     1,301       813     3,907     2,550
    Asia-Pacific
     restructuring
     charges                -         -         -         -         -
                     --------- --------- --------- --------- ---------
      Asia-Pacific
       EBITDA           4,154     4,288     2,688    11,863     6,010
                     --------- --------- --------- --------- ---------

    Europe income
     (loss) from
     operations          (619)        -         -      (619)        -
    Europe
     depreciation,
     amortization
     and accretion
     expense            1,312         -         -     1,312         -
    Europe stock-
     based
     compensation
     expense              349         -         -       349         -
    Europe
     restructuring
     charges                -         -         -         -         -
                     --------- --------- --------- --------- ---------
      Europe EBITDA     1,042         -         -     1,042         -
                     --------- --------- --------- --------- ---------

        EBITDA       $ 40,639  $ 35,311  $ 24,927  $108,328  $ 71,800
                     ========= ========= ========= ========= =========

 (9)We define cash gross margins as cash gross profit divided by revenues.

    Our cash gross margins by geographic region is presented below:

    U.S. cash gross
     margins               63%       64%       60%       64%       62%
                     ========= ========= ========= ========= =========

    Asia-Pacific
     cash gross
     margins               55%       57%       54%       56%       53%
                     ========= ========= ========= ========= =========

    Europe cash
     gross margins         44%      n/a       n/a        44%      n/a
                     ========= ========= ========= ========= =========

    Same IBX centers are IBX centers which have been available for customer installs for at least four full quarters. Our cash gross margins for same IBX centers is presented below:

    Same IBX cash
     gross margins         65%       68%       63%       66%       64%
                     ========= ========= ========= ========= =========

(10)We define EBITDA flow-through rate as incremental EBITDA growth divided by incremental revenue growth as follows:

    EBITDA - current
     period          $ 40,639  $ 35,311  $ 24,927  $108,328  $ 71,800
    Less EBITDA -
     prior period     (35,311)  (32,378)  (24,038)  (79,237)  (55,802)
                     --------- --------- --------- --------- ---------
      EBITDA growth  $  5,328  $  2,933  $    889  $ 29,091  $ 15,998
                     ========= ========= ========= ========= =========

    Revenues -
     current period  $103,782  $ 91,837  $ 73,726  $280,728  $207,143
    Less Non-GAAP
     revenues -
     prior period     (91,837)  (85,109)  (68,548) (223,225) (172,373)
                     --------- --------- --------- --------- ---------
      Non-GAAP
       revenue
       growth        $ 11,945  $  6,728  $  5,178  $ 57,503  $ 34,770
                     ========= ========= ========= ========= =========

    EBITDA flow-
     through rate          45%       44%       17%       51%       46%
                     ========= ========= ========= ========= =========




                            EQUINIX, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)
                             (unaudited)

                    Assets                      September   December
                                                    30,         31,
                                                   2007        2006
                                                ----------- ----------

Cash, cash equivalents and investments          $  436,362  $ 156,481
Accounts receivable, net                            49,176     26,864
Property and equipment, net                      1,069,080    546,395
Goodwill and other intangible assets, net          500,468     17,441
Debt issuance costs, net                            22,474      3,006
Prepaid expenses                                    15,245      7,160
Deposits                                            12,167      3,932
Taxes receivable                                    11,807          5
Deferred tax assets                                  7,801      6,910
Other assets                                         5,986      3,638
                                                ----------- ----------
    Total assets                                $2,130,566  $ 771,832
                                                =========== ==========

     Liabilities and Stockholders' Equity

Accounts payable                                $   18,992  $   4,515
Accrued expenses                                    75,347     22,754
Accrued property and equipment                      60,469     23,337
Accrued restructuring charges                       33,813     41,572
Capital lease and other financing obligations       98,266     94,699
Mortgage and loan payable                          282,108     98,896
Convertible debt                                   678,236     86,250
Deferred rent                                       26,051     20,924
Deferred installation revenue                       17,705     11,694
Deferred recurring revenue                          11,135      6,732
Asset retirement obligations                         4,859      3,985
Other liabilities                                    8,908      1,446
                                                ----------- ----------
    Total liabilities                            1,315,889    416,804
                                                ----------- ----------

Common stock                                            36         29
Additional paid-in capital                       1,356,427    904,573
Accumulated other comprehensive income              10,773      3,870
Accumulated deficit                               (552,559)  (553,444)
                                                ----------- ----------
    Total stockholders' equity                     814,677    355,028
                                                ----------- ----------

    Total liabilities and stockholders' equity  $2,130,566  $ 771,832
                                                =========== ==========


----------------------------------------------------------- ----------

Ending headcount by geographic region is as follows:

  U.S. headcount                                       524        442
  Asia-pacific headcount                               186        174
  Europe headcount                                     164          -
                                                ----------- ----------
    Total headcount                                    874        616
                                                =========== ==========




                            EQUINIX, INC.
 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - GAAP PRESENTATION
                            (in thousands)
                             (unaudited)

                      Three Months Ended          Nine Months Ended
                ------------------------------- ----------------------
                September     June    September  September  September
                   30,        30,        30,        30,        30,
                   2007       2007      2006       2007        2006
                ---------- ---------- --------- ----------- ----------

Net cash
 provided by
 operating
 activities     $  48,427  $  37,862  $ 20,655  $  106,139  $  49,553
Net cash used
 in investing
 activities      (721,257)  (181,892)  (60,757)   (951,206)  (121,678)
Net cash
 provided by
 (used in)
 financing
 activities       783,240     50,519    47,461   1,107,012     37,352
Effect of
 foreign
 currency
 exchange rates
 on cash and
 cash
 equivalents       (1,556)       449       (20)     (1,056)       145
                ---------- ---------- --------- ----------- ----------
Net increase
 (decrease) in
 cash and cash
 equivalents      108,854    (93,062)    7,339     260,889    (34,628)
Cash and cash
 equivalents at
 beginning of
 period           234,598    327,660    77,300      82,563    119,267
                ---------- ---------- --------- ----------- ----------
Cash and cash
 equivalents at
 end of period  $ 343,452  $ 234,598  $ 84,639  $  343,452  $  84,639
                ========== ========== ========= =========== ==========

In addition to the above condensed consolidated statements of cash flows presented on a GAAP basis, the Company presents non-GAAP condensed consolidated statements of cash flows which combine the Company's short-term and long-term investments with our cash and cash equivalents in an effort to present our total unrestricted cash and equivalent balances as presented herein in our condensed consolidated balance sheets.

Following is a reconciliation of our cash and cash equivalents to our cash, cash equivalents and investments, which is the basis of how our non-GAAP condensed consolidated statements of cash flows are presented on the following page:

Cash and cash
 equivalents    $ 343,452  $ 234,598  $ 84,639  $  343,452  $  84,639
Short-term
 investments       64,005     67,728    61,322      64,005     61,322
Long-term
 investments       28,905     21,640    20,385      28,905     20,385
                ---------- ---------- --------- ----------- ----------
Cash, cash
 equivalents
 and
 investments as
 presented on
 condensed
 balance sheet
 presented
 herein         $ 436,362  $ 323,966  $166,346  $  436,362  $ 166,346
                ========== ========== ========= =========== ==========




                            EQUINIX, INC.
     CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - NON-GAAP
                           PRESENTATION (1)
                            (in thousands)
                             (unaudited)

                        Three Months Ended         Nine Months Ended
                  ------------------------------- --------------------
                  September     June    September September  September
                     30,        30,        30,       30,        30,
                     2007       2007      2006       2007      2006
                  ---------- ---------- --------- ---------- ---------

Cash flows from
 operating
 activities:
 Net income
  (loss)          $   4,124  $   1,217  $ (5,168) $     885  $(15,508)
 Adjustments to
  reconcile net
  income (loss)
  to net cash
  provided by
  operating
  activities:
  Depreciation,
   amortization
   and accretion     24,071     22,412    19,586     67,557    55,828
  Stock-based
   compensation      10,489     10,045     6,885     31,032    23,540
  Debt issuance
   costs                812        784       227      1,985       643
  Restructuring
   charges                -        407     1,527        407     1,527
  Gain on foreign
   currency hedge    (1,494)         -         -     (1,494)        -
  Other
   reconciling
   items               (529)       138       437       (384)     (354)
  Changes in
   operating
   assets and
   liabilities:
   Accounts
    receivable       (5,658)      (494)     (646)    (7,068)   (6,908)
   Accounts
    payable and
    accrued
    expenses         17,786      7,950    (1,134)    23,079       470
   Accrued
    restructuring
    charges          (3,203)    (3,354)   (3,088)   (10,100)   (9,213)
   Other assets
    and
    liabilities       2,275       (965)    2,029      1,008      (472)
                  ---------- ---------- --------- ---------- ---------
    Net cash
     provided by
     operating
     activities      48,673     38,140    20,655    106,907    49,553
                  ---------- ---------- --------- ---------- ---------
Cash flows from
 investing
 activities:
 Purchase of
  IXEurope, less
  cash acquired    (541,729)         -         -   (541,729)        -
 Purchase of Los
  Angeles IBX
  property              (19)   (49,040)        -    (49,059)        -
 Purchase of San
  Jose IBX
  property          (64,971)         -         -    (71,471)        -
 Purchase of
  Chicago IBX
  property                -          -         -          -    (9,766)
 Purchases of
  other property
  and equipment     (88,921)  (139,832)  (46,620)  (295,809) (102,904)
 Accrued property
  and equipment     (23,939)    31,425    (3,341)    23,940     2,814
 Other investing
  activities          1,347          -         2        877         8
                  ---------- ---------- --------- ---------- ---------
    Net cash used
     in investing
     activities    (718,232)  (157,447)  (49,959)  (933,251) (109,848)
                  ---------- ---------- --------- ---------- ---------
Cash flows from
 financing
 activities:
 Proceeds from
  stock options
  and employee
  stock purchase
  plans              10,406      6,876     8,180     27,568    28,756
 Proceeds from
  follow-on
  common stock
  offering          339,946          -         -    339,946         -
 Proceeds from
  convertible
  subordinated
  notes             395,986          -         -    645,986         -
 Proceeds from
  loans payable      49,491     44,656         -    118,754         -
 Proceeds from
  borrowings
  under credit
  line                    -          -    40,000          -    40,000
 Repayment of
  borrowings
  under credit
  line                    -          -         -          -   (30,000)
 Repayment of
  capital lease
  and other
  financing
  obligations          (500)      (480)     (391)    (1,445)   (1,130)
 Repayment of
  mortgage
  payable              (543)      (533)     (319)    (1,573)     (835)
 Debt issuance
  costs             (11,546)         -      (253)   (22,224)     (253)
 Other financing
  activities              -          -       244          -       814
                  ---------- ---------- --------- ---------- ---------
    Net cash
     provided by
     (used in)
     financing
     activities     783,240     50,519    47,461  1,107,012    37,352
                  ---------- ---------- --------- ---------- ---------
Effect of foreign
 currency
 exchange rates
 on cash and cash
 equivalents         (1,285)       355       250       (787)      434
                  ---------- ---------- --------- ---------- ---------
Net increase
 (decrease) in
 cash, cash
 equivalents and
 investments        112,396    (68,433)   18,407    279,881   (22,509)
Cash, cash
 equivalents and
 investments at
 beginning of
 period             323,966    392,399   147,939    156,481   188,855
                  ---------- ---------- --------- ---------- ---------
Cash, cash
 equivalents and
 investments at
 end of period    $ 436,362  $ 323,966  $166,346  $ 436,362  $166,346
                  ========== ========== ========= ========== =========


Free cash flow
 (2)              $(669,559) $(119,307) $(29,304) $(826,344) $(60,295)
                  ========== ========== ========= ========== =========

Adjusted free
 cash flow (3)    $ (62,840) $ (70,267) $(29,304) $(164,085) $(50,529)
                  ========== ========== ========= ========== =========

-----------------

(1)The cash flow statements presented herein combine our short-term and long-term investments with our cash and cash equivalents in an effort to present our total unrestricted cash and equivalent balances. In our quarterly filings with the SEC on Forms 10-Q and 10-K, the purchases, sales and maturities of our short-term and long-term investments will be presented as activities within the investing activities portion of the cash flow statements.

(2)We define free cash flow as net cash provided by operating activities plus net cash used in investing activities (excluding the purchases, sales and maturities of short-term and long-term investments) as presented below:

   Net cash
    provided by
    operating
    activities as
    presented
    above         $  48,673  $  38,140  $ 20,655  $ 106,907  $ 49,553
   Net cash used
    in investing
    activities as
    presented
    above          (718,232)  (157,447)  (49,959)  (933,251) (109,848)
                  ---------- ---------- --------- ---------- ---------
   Free cash flow $(669,559) $(119,307) $(29,304) $(826,344) $(60,295)
                  ========== ========== ========= ========== =========

(3)We define adjusted free cash flow as free cash flow (as defined above) excluding any purchases or sales of real estate and acquisitions as presented below:

   Free cash flow
    (as defined
    above)        $(669,559) $(119,307) $(29,304) $(826,344) $(60,295)
   Less purchase
    of IXEurope,
    less cash
    acquired        541,729          -         -    541,729         -
   Less purchase
    of Los
    Angeles IBX
    property             19     49,040         -     49,059         -
   Less purchase
    of San Jose
    IBX property     64,971          -         -     71,471         -
   Less purchase
    of Chicago
    IBX property          -          -         -          -     9,766
                  ---------- ---------- --------- ---------- ---------
     Adjusted
      free cash
      flow        $ (62,840) $ (70,267) $(29,304) $(164,085) $(50,529)
                  ========== ========== ========= ========== =========

    CONTACT: Equinix, Inc.
             Jason Starr, 650-513-7402 (Investor Relations) jstarr@equinix.com or
             K/F Communications, Inc.
             David Fonkalsrud, 415-255-6506 (Media)
             dave@kfcomm.com